EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-82784, 333-38002, 333-49668, 333-91429, 333-96183, 333-103010, 333-107045, 333-113927 and 333-116761 on Form S-8; Registration Statement No. 333-46648 on Form S-3; and Registration Statement No. 333-63596 on Form S-4, of our reports dated March 15, 2005, relating to the financial statements and financial statement schedule of Quest Software, Inc., and management’s report on the effectiveness of internal control over financial reporting (which expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 2004.

/s/    DELOITTE & TOUCHE LLP

Costa Mesa, California

March 15, 2005